Exhibit 23.2

WILDEBOER DELLELCE LLP
B A R R I S T E R S & S O L I C I T O R S
TEL.: (416) 361-3121 FAX: (416) 361-1790	SUITE 800
365 BAY STREET
TORONTO, ONTARIO
M5H 2V1

April 10, 2012

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario
L7A 0H2

Dear Sirs/Mesdames:

Re: SunOpta Inc. - Form S-3 Registration Statement

We hereby consent to the reference to our firm under the captions “Canadian Federal Income Tax Consequences for Non-Residents”, “Legal Matters”, “Enforcement of Civil Liabilities”, “Disclosure of Commission Position on Indemnification from Securities Act Liabilities” and “Exhibits” in the Registration Statement on Form S-3 dated April 10, 2012 (the "Registration Statement"), and related prospectus filed by SunOpta Inc. under the Securities Act of 1933 of the United States.

Yours very truly,

/s/ Wildeboer Dellelce LLP